Exhibit 1(b)

GENERAL ELECTRIC CAPITAL CORPORATION
Global Medium-Term Notes
Due From 9 Months to 60 Years from Date of Issue
U.S. DISTRIBUTION AGREEMENT
as of January 23, 2009

BANC OF AMERICA SECURITIES LLC
Bank of America Tower
One Bryant Park
New York, New York 10036

BARCLAYS CAPITAL INC.
200 Park Avenue
New York, New York 10166

CITIGROUP GLOBAL MARKETS INC.
388 Greenwich Street
New York, New York 10013

CREDIT SUISSE SECURITIES (USA) LLC
Eleven Madison Avenue
New York, New York 10010

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005

GE CAPITAL MARKETS, INC.
3135 Easton Turnpike
Fairfield, Connecticut 06828

GOLDMAN, SACHS & CO.
85 Broad Street
New York, New York 10004

GREENWICH CAPITAL MARKETS, INC.
600 Steamboat Road
Greenwich, CT 06830

HSBC SECURITIES (USA) INC.
452 Fifth Avenue
New York, NY 10018

J.P. MORGAN SECURITIES INC.
270 Park Avenue
New York, New York 10017

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED
4 World Financial Center, Floor 15
New York, New York 10080

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway, 29th Floor
New York, New York 10036

UBS SECURITIES LLC
800 Harbor Boulevard, 3rd Floor
Weehawken, NJ 07086

Ladies and Gentlemen:

          General Electric Capital Corporation, a Delaware corporation (the “Company”), and Banc of America Securities LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., GE Capital Markets, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC are entering into this U.S. Distribution Agreement dated as of January 23, 2009, with respect to the issue and sale by the Company of Global Medium-Term Notes (the “Notes”). This U.S. Distribution Agreement is referred to herein as the “Agreement”.

          The Notes are to be issued pursuant to a Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and The Bank of New York Mellon, as successor trustee (the “Trustee”) as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001, the Third Supplemental Indenture dated as of November 22, 2002, the Fourth Supplemental Indenture dated as of August 24, 2007 and the Fifth Supplemental Indenture dated as of December 2, 2008 (as supplemented, the “Senior Indenture”) or an Amended and Restated Subordinated Indenture dated as of July 15, 2005 between the Company and the Trustee (the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indenture”. The Company has initially appointed the Trustee, at its corporate trust office in The City of New York, as the registrar (the “Registrar”) for the Notes. The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Each Note will be represented by either a global security in registered form without coupons delivered to the Trustee as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC or by a certificate delivered to the holder thereof or a person designated by such holder.

          Any Notes issued under the Senior Indenture on or before June 30, 2009 and maturing on or prior to June 30, 2012, will be guaranteed under the Temporary Liquidity Guarantee Program (the “TLG Program”) established by the Federal Deposit Insurance Corporation (the “FDIC”) pursuant to the FDIC’s regulations 12 C.F.R. Part 370 announced on November 21, 2008 and the

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related interpretations and guidance provided by the FDIC (the “TLGP Rule”) and backed by the full faith and credit of the United States (the “FDIC Guaranteed Notes”).

          Subject to the terms and conditions stated herein and further subject to the understanding that nothing in this Agreement shall impair the Company’s right to sell securities with terms similar or identical to any Note independently of the continuous offering of Notes contemplated by this Agreement, the Company hereby (i) appoints the Agents as agents of the Company for the purpose of soliciting purchases of the Notes from the Company by others pursuant to Section 2(a) hereof, (ii) agrees that whenever the Company determines from time to time to sell Notes directly to one or more of the Agents as principal for resale to others (such resale to be at fixed offering prices or at varying prices related to prevailing market prices at the time of resale or otherwise as determined by such Agent), it will enter into a Terms Agreement (as defined below) relating to such sale in accordance with the provisions of Section 2(b) hereof, (iii) reserves the right from time to time to sell Notes on its own behalf directly to investors (other than broker-dealers) or through affiliates that are not Agents, and (iv) reserves the right from time to time to appoint one or more additional firms registered as broker/dealers under the Securities Exchange Act of 1934 (the “1934 Act”) either (A) to solicit purchases of Notes from the Company by others or (B) to purchase Notes directly from the Company as principal for resale to others; provided, however, that such sales will be made on terms substantially the same as those contained in this Agreement. Any such additional firm designated by the Company pursuant to clause (iv) above shall be considered an Agent hereunder for all purposes with respect to each transaction with respect to which such appointment is made. In the case of each purchaser whose offer to purchase Notes from the Company has been solicited by an Agent as agent and accepted by the Company, such Agent will make reasonable efforts to assist the Company in obtaining performance by such purchaser, but no Agent shall have any liability to the Company in the event any such purchase is not consummated for any reason.

          An automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933 (the “1933 Act”) in respect of the Notes has been filed on Form S-3 with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof. The registration statement has become effective pursuant to the rules and regulations promulgated by the Commission under the 1933 Act (the “1933 Act Regulations”) and the Indenture was filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”). The Company has filed pursuant to Rule 424 under the 1933 Act a prospectus supplement specifically relating to the offering of the Notes under the global medium term note program (the “Prospectus Supplement”) and will file particular pricing supplements for each particular offering of a tranche of Notes. The term “Registration Statement” as used with respect to a particular tranche of Notes, means the registration statement, as deemed revised at the time of such registration statement’s effectiveness for purposes of Section 11 of the 1933 Act as such section applies to the Company and the Agents for such offering of a tranche of Notes pursuant to Rule 430B(f)(1) and Rule 430B(f)(2) under the 1933 Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the 1933 Act, to be part of the Registration Statement at the Effective Time. The term “Basic Prospectus” means the prospectus included in the Registration Statement

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exclusive of any supplement filed pursuant to Rule 424. The Basic Prospectus, as supplemented by the Prospectus Supplement, is referred to herein as the “Program Prospectus”. Prior to the determination of the final terms of a particular tranche of Notes, the term “Prospectus” means the Program Prospectus, and after such determination, such document plus a supplement (the “Pricing Supplement”) prepared for the sale of the particular tranche of Notes and including a description of the final terms of such tranche of Notes and the terms of the offering thereof. The term “Preliminary Prospectus” means a preliminary prospectus supplement specifically relating to a tranche of Notes together with the Program Prospectus. The term “Permitted Free Writing Prospectus” as used herein means the documents attached as Schedule II to the applicable Terms Agreement for a tranche of Notes. The “Pricing Effective Time” as used herein shall occur when either (i) a Permitted Free Writing Prospectus with the final terms of the offering and either the Program Prospectus or a Preliminary Prospectus, or (ii) the Pricing Supplement, prepared by the Company, and the Program Prospectus, shall be made available to the Agents for electronic delivery to purchasers (the documentation in (i) or (ii), as applicable, in the aggregate, the “Pricing Disclosure Material”).

          SECTION 1. REPRESENTATIONS AND WARRANTIES.

          (a) ALL NOTES REPRESENTATIONS OTHER THAN FDIC GUARANTEED NOTES. The Company represents and warrants to each Agent as of the date of this Agreement (the “Commencement Date”), as of the date of each acceptance by the Company of an offer for the purchase of Notes other than FDIC Guaranteed Notes whether through an Agent as agent or to an Agent as principal at the Pricing Effective Time, as of the date of the closing of each sale of Notes other than FDIC Guaranteed Notes whether through an Agent as agent or to an Agent as principal (the date of each such sale being referred to herein as a “Settlement Date”), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to herein as a “Representation Date”), as follows:

          (i) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied, in all material respects, when so filed with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply, in all material respects, when so filed with the 1934 Act rules and regulations;

          (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

          (iii) at the Commencement Date, the Registration Statement did not, and at the Effective Time the Registration Statement did not or will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus on the Commencement Date did not, and on the applicable Representation Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the

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statements therein, in the light of the circumstances under which they were made, not misleading;

          (iv) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any);

          (v) the aggregate principal amount of the Company’s Global Medium-Term Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company;

(vi) no event exists which would constitute an event of default under the Indenture;

          (vii) at the time made available by the Company to the Agents for electronic delivery with respect to a tranche of Notes, the “Pricing Disclosure Material”, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading;

          (viii) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company, for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission; and

          (ix) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act;

except that the representations and warranties set forth in paragraphs (i), (ii), (iii) and (vii) of this Section 1(a) do not apply to statements or omissions in the Registration Statement, the Prospectus or the Pricing Disclosure Material based upon information furnished to the Company in writing by any Agent expressly for use therein.

          (b) FDIC GUARANTEED NOTES REPRESENTATIONS. The Company represents and warrants to each Agent as of the Commencement Date, as of the date of each acceptance by the Company of an offer for the purchase of FDIC Guaranteed Notes whether through an Agent as agent or to an Agent as principal, at the Pricing Effective Time, as of the date of the closing of each sale of FDIC Guaranteed Notes whether through an Agent as agent or

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to an Agent as principal (the date of each such sale being referred to herein as a “Guaranteed Notes Settlement Date”), and as of the times referred to in Section 6(a) hereof (each of the times referenced above being referred to herein as a “Guaranteed Notes Representation Date”), as follows:

          (i) each document filed by the Company pursuant to the 1934 Act which is incorporated by reference in the Prospectus or any Permitted Free Writing Prospectus complied, in all material respects, when so filed with the 1934 Act and the rules and regulations thereunder, and each document, if any, hereafter filed and so incorporated by reference in the Prospectus will comply, in all material respects, when so filed with the 1934 Act rules and regulations;

          (ii) the Registration Statement and the Prospectus comply, and the Registration Statement and the Prospectus (and any amendments and supplements thereto, other than amendments or supplements relating solely to securities other than the Notes) will on the applicable Representation Date comply, in all material respects, with the 1933 Act and the applicable rules and regulations of the Commission thereunder;

          (iii) there has been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any);

          (iv) the aggregate principal amount of the Company’s Global Medium-Term Notes outstanding at any one time will not exceed any limitation thereon which may then be in effect by action of the Board of Directors of the Company;

(v) no event exists which would constitute an event of default under the Indenture;

          (vi) the Registration Statement constitutes an “automatic shelf registration statement” (as defined in Rule 405 of the 1933 Act) filed within three years of the date hereof; no notice of objection of the Commission with respect to the use of the Registration Statement pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; and the Company is a “well-known seasoned issuer” as defined in Rule 405, including not being an “ineligible issuer”, in each case as defined in Rule 405 at the “determination dates” relevant to the offering and sale of Notes under the Registration Statement (as described in such definition); no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding, to the knowledge of the Company, for that purpose or pursuant to Section 8A of the 1933 Act has been initiated or threatened by the Commission; and

          (vii) the Company has not used any free writing prospectus other than a Permitted Free Writing Prospectus or used a Permitted Free Writing Prospectus except in compliance with Rule 433 under the 1933 Act and otherwise in compliance with the 1933 Act;

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          (viii) The Eligible Entity Designation Agreement among the FDIC, the Company and General Electric Company (“GE”) has been duly authorized, executed and delivered by the Company and GE and is a valid and binding agreement of the Company and GE;

(ix) The Company has not opted out of the FDIC’s “temporary liquidity guarantee program,” as defined in the TLGP Rule;

          (x) The Master Agreement between the FDIC and the Company has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

          (xi) The Fifth Supplemental Indenture dated as of December 2, 2008, between the Company and The Bank of New York Mellon (the “Fifth Supplemental Indenture”), has been duly authorized, executed and delivered and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;

(xii) The Company has not received a notification from the FDIC that it has terminated the Company’s participation in the FDIC’s temporary liquidity guarantee program; and

          (xiii) The aggregate principal amount of the Company’s debt benefiting from the FDIC’s “debt guarantee program,” as defined in Section 370.2(j) of the TLGP Rule, does not, and on the applicable Guaranteed Notes Representation Date will not, exceed 125% of the par value of the Company’s senior unsecured debt that was outstanding as of the close of business on September 30, 2008 that was scheduled to mature on or before June 30, 2009, as set forth in Section 370.3(b) of the TLGP Rule;

(xiv) No FDIC-guaranteed debt issued by the Company is held by an affiliate, institution-affiliated party, insider or insider of an affiliate of the Company; and

          (xv) Insofar as the statements in the Prospectus under the caption “FDIC Guarantee under the Temporary Liquidity Guarantee Program” constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the 1933 Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

          (c) ADDITIONAL CERTIFICATIONS. Any certificate signed by any officer of the Company and delivered to the Agents or to counsel for the Agents in connection with an offering of Notes shall be deemed a representation and warranty by the Company to each Agent as to the matters covered thereby.

          SECTION 2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

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          (a) SOLICITATIONS AS AGENT. Except when the Agent has agreed to purchase as principal pursuant to a Terms Agreement as described in Section 2(b) hereof, such Agent agrees to undertake at the request of the Company and on the basis of the representations and warranties herein contained to use its best efforts to solicit offers to purchase the Notes, as agent of the Company, upon the terms and conditions set forth in the Prospectus.

          The Company reserves the right, in its sole discretion, to suspend such solicitation by any one or more of the Agents of purchases of the Notes commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, each Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised such Agent or Agents that such solicitation may be resumed.

          Each Agent shall have the right to suspend solicitations, commencing at any time such Agent reasonably believes that there has occurred a material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that then set forth in the Registration Statement and the Prospectus, and ending at the time such Agent has been reasonably satisfied that adequate and full disclosure of such adverse change has been made (including, without limitation, by means of any necessary amendments or supplements to the Registration Statement and the Prospectus or the use of a Permitted Free Writing Prospectus); provided, however, that any such Agent shall notify the Company of its belief prior to or concurrently with any such suspension of solicitations.

          The Company agrees to pay each Agent a commission, by means of a deduction from the proceeds of a sale of Notes, equal to a percentage of the public offering price of each Note sold by the Company as a result of a solicitation made by such Agent as the Company and such Agent may agree. Unless otherwise agreed upon by the Company and each Agent, such commission percentage shall range from 0.04% to 0.60% of the public offering price of each Note. It is understood that no commission will be payable with respect to any offer to purchase Notes accepted by the Company in the event that the Company tenders such Note and delivery of such Note is not accepted by the purchaser.

          As agent, each Agent is authorized to solicit orders for the Notes at a purchase price which shall be agreed upon by the Company and such Agent and set forth in a supplement to the Prospectus and (except as may be otherwise provided in an applicable Pricing Supplement) only in denominations of 100,000 units of the currency in which the Notes are denominated (the “Specified Currency”) or any integral multiple of l,000 units of such Specified Currency in excess thereof (in the case of Certificated Notes) or in denominations of 1,000 units of the Specified Currency (in the case of Book-Entry Notes). Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by such Agent as agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right to reject any offer that is not a reasonable offer to purchase the Notes received by it in whole or in part, and any such rejection shall not be deemed a breach of such Agent’s agreement contained herein. “Reasonable” with respect to an offer shall be determined by such Agent by reference to then-prevailing interest rates and the interest rates then posted by the Company with respect to offers to sell the Notes.

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          (b) PURCHASES AS PRINCIPAL. Each sale of Notes to one or more Agents as principal shall be made in accordance with the terms of this Agreement and a separate agreement which will provide for the sale of such Notes to, and the purchase and reoffering thereof by, such Agent or Agents. Each such separate agreement (which shall be substantially in the form of Exhibit A hereto and which may take the form of an exchange of any standard form of written telecommunication between such Agent or Agents and the Company or may be an oral agreement confirmed by the relevant Agent in writing (including facsimile transmission) and shall contain the information specified in Exhibit A hereto) is herein referred to as a “Terms Agreement.” The Terms Agreement shall not be effective, and the Agents agree that no contracts of sale may be entered into by the Agents in respect of a sale of Notes as described in this Section, until the Company has made the Pricing Disclosure Material available to the Agents and the Pricing Effective Time occurs. Any Agent’s commitment to purchase Notes pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Agent shall notify the Company promptly after its last sale of Notes purchased under a Terms Agreement of its completion of the distribution thereof.

          (c) ADMINISTRATIVE PROCEDURES. Administrative procedures respecting the sale of Notes (the “Administrative Procedures”) shall be agreed upon from time to time by the Agents and the Company. The Agents and the Company agree to perform the respective duties and obligations specifically provided to be performed by them herein and in the Administrative Procedures. The Administrative Procedures as in effect on the Commencement Date are attached as Exhibit B hereto. The Administrative Procedures may be amended from time to time only by written agreement of the Company and the Agents and, in the case of amendments which affect the rights, duties or obligations of the Trustee and the Registrar, with the written agreement of the Trustee and the Registrar. To the extent the Administrative Procedures in effect from time to time conflict with any provision of this Agreement, the provisions of this Agreement shall govern. The Company will furnish a copy of the Administrative Procedures from time to time in effect to the Trustee and the Registrar.

          (d) INFORMATION. The Company authorizes the Agents, in connection with their solicitation of purchases of the Notes, to use only information taken from the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, and the documents incorporated therein by reference, and each of the Agents agrees that it has and will have sole responsibility for the completeness and accuracy of all other information, written or oral, furnished by such Agent and its agents and employees to purchasers and prospective purchasers of the Notes, including any free writing prospectuses prepared by or on behalf of the Agent and not required to be filed by the Company pursuant to Rule 433 under the 1933 Act.

          (e) DELIVERY OF DOCUMENTS. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of the Agent (or, if more than one Agent is participating in any such sale, the lead Agent), or at such other location as shall be specified in the relevant Terms Agreement, on the date required for such delivery set forth in Section 5 hereof.

          (f) REGISTERED BROKER-DEALERS. Each Agent represents that it is a broker-dealer registered under the 1934 Act.

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          (g) OBLIGATIONS SEVERAL. The Company acknowledges that the obligations of the Agents are several and, subject to the provisions of this Agreement applicable thereto, each Agent shall have complete discretion as to the manner in which it solicits purchasers for the Notes and as to the identity thereof.

          SECTION 3. COVENANTS OF THE COMPANY. The Company covenants with each Agent as follows:

          (a) NOTICE OF CERTAIN EVENTS. The Company will notify each Agent promptly (i) of the filing and effectiveness of any amendment (other than any amendment relating solely to securities other than the Notes) to the Registration Statement (including any post-effective amendment), (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus, other than prospectus supplements related to specific Note offerings and filings relating solely to securities other than the Notes, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information (other than in each case amendments or supplements or information relating solely to securities other than the Notes), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) COPIES OF REGISTRATION STATEMENT, PROSPECTUS. Upon request, the Company will deliver to each Agent a conformed copy of the Registration Statement (as originally filed) and of each amendment thereto relating to the Notes (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus). The Company will furnish to each Agent as many copies of any Permitted Free Writing Prospectus and the Prospectus (as amended or supplemented) as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales or solicitations of offers to purchase the Notes.

          (c) REVISIONS OF PROSPECTUS — MATERIAL CHANGES. If, during such period after the first date of the public offering of the Notes as in the opinion of counsel to the Company a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the 1933 Act) is required by law to be delivered in connection with sales of the Notes solicited by an Agent as agent or sales of Notes by an Agent as principal, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus or the Pricing Disclosure Material in order that the Prospectus or Pricing Disclosure Material will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which they were made, and in order that timely information is provided pursuant to Rule 159 of the 1933 Act, or if it shall be necessary at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, prompt notice shall be given, and confirmed in writing, to each Agent to cease the solicitation of offers

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to purchase the Notes in such Agent’s capacity as agent and to cease sales of any Notes such Agent may then own as principal. If the Company shall determine that solicitation of purchases of the Notes shall be resumed, or if on the date of the occurrence of the event necessitating an amendment of or supplement to the Prospectus an Agent holds Notes that were issued by the Company less than 90 days prior to such date, then, prior to the Company’s authorizing the Agents to resume solicitations of purchases of the Notes or prior to sales of any such Notes, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1934 Act, the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Prospectus or Pricing Disclosure Material comply with such requirements.

          (d) PROSPECTUS REVISIONS — PERIODIC FINANCIAL INFORMATION. Promptly after the filing with the Commission of the Company’s quarterly reports on Form 10-Q with respect to each of the first three quarters of any fiscal year, the Company, upon the reasonable request of any Agent, shall make available electronically such reports to such Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of the Notes in their capacity as agents pursuant to a request from the Company, and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated to make available electronically such reports until such time as the Company shall determine that solicitation of purchases of the Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents.

          (e) PROSPECTUS REVISIONS — AUDITED FINANCIAL INFORMATION. Promptly after the filing with the Commission of the Company’s annual report on Form 10-K including the audited financial statements of the Company for the preceding fiscal year, the Company, upon the request of any Agent, shall make available electronically such report to such Agent; provided, however, that if on the date of such filing the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to a request from the Company, and if no Agent shall then hold any Notes as principal purchased pursuant to a Terms Agreement, the Company shall not be obligated to make available electronically such reports until such time as the Company shall determine that solicitation of purchases of Notes should be resumed or shall subsequently enter into a new Terms Agreement with one or more of the Agents.

          (f) SECTION 11(A) EARNINGS STATEMENTS. The Company will make generally available to its security holders, as soon as practicable, earnings statements, which need not be audited, covering twelve month periods beginning after the “Effective Date” (as defined in Rule 158(c) under the 1933 Act) of the Registration Statement with respect to each sale of Notes that will satisfy Section 11(a) of the 1933 Act and comply with the rules and regulations thereunder.

          (g) COPIES OF CURRENT REPORTS. The Company will make available electronically to any Agent, upon request of such Agent, promptly after the filing thereof with the Commission, its reports on Form 8-K.

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          (h) BLUE SKY QUALIFICATIONS. If required, the Company will endeavor, in cooperation with the Agents, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agents may reasonably designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general or unlimited consent to service of process, to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to qualify any Notes for offer and sale in any jurisdiction in which the Company shall have notified the Agents prior to the distribution of such Notes that it is unable or unwilling to comply with the disclosure or reporting requirements imposed by such jurisdiction. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided.

          (i) 1934 ACT FILINGS. The Company, during the period when the Prospectus (or in lieu thereof the notice referred to in Rule 173(c) under the 1933 Act) is required to be delivered under the 1933 Act, will file timely all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

          (j) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company will (i) in respect of the Notes, promptly within the time periods specified therein, effect the filings required of it pursuant to Rule 424 and/or Rule 433 under the 1933 Act, and (ii) take such steps as it deems necessary to ascertain promptly whether each Prospectus or Permitted Free Writing Prospectus transmitted for filing under Rule 424 or Rule 433 of the 1933 Act, as applicable, were received for filing by the Commission and, in the event that any was not, it will promptly file the relevant Prospectus or Permitted Free Writing Prospectus, as applicable.

          (k) FILING FEES. The Company will pay the required Commission filing fees related to the Notes within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act.

          (l) USE OF PROCEEDS. The Company will not use the proceeds received from the sale of any FDIC Guaranteed Notes for the prepayment of any debt that is not FDIC-guaranteed debt, as defined in the TLGP Rule.

          (m) DISCLOSURE STATEMENT. The Company will include in each issuer-prepared offering document relating to any FDIC Guaranteed Notes, including the Prospectus and any Permitted Free Writing Prospectus, the disclosure statement contained in Section 370.5(h)(2) of the TLGP Rule.

          (n) RETAIL INVESTORS. The Company hereby confirms that it has not and will not market or target FDIC Guaranteed Notes exclusively to retail investors.

          SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

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(i) The preparation and filing of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto and any Permitted Free Writing Prospectus;

(ii) The preparation, issuance and delivery of the Notes;

(iii) The fees and disbursements of the Company’s independent public accountants and of the Trustee and its counsel;

          (iv) The reasonable fees and disbursements of Davis Polk & Wardwell, counsel for the Agents; provided, however, that in any sale of Notes to one or more Agents acting as principal, the Company’s obligations, if any, to pay the reasonable fees and disbursements of Davis Polk & Wardwell shall be as agreed upon by the Company and the Agent(s) participating in such transaction and reflected in the applicable Terms Agreement;

          (v) The qualification of the Notes under securities laws in accordance with the provisions of Section 3(h), including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky Survey;

          (vi) The printing and delivery to the Agents, to the extent and in the quantities required hereby, of copies of the Registration Statement and any amendments thereto, the Pricing Disclosure Material and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agents of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

(vii) The printing and delivery to the Agents of copies of the Indenture and any Blue Sky Survey;

(viii) Any fees charged by rating agencies for the rating of the Notes;

(ix) The fees and expenses, if any, incurred with respect to any filing with the Financial Industry Regulatory Authority, Inc.; and

(x) Any advertising and other out-of-pocket expenses incurred with the approval of the Company.

          SECTION 5. CONDITIONS OF OBLIGATIONS. Each Agent’s obligations to solicit offers to purchase the Notes as agent of the Company, the obligation of any purchaser to purchase Notes sold through an Agent as agent, and any Agent’s obligations to purchase Notes pursuant to any Terms Agreement will be subject at all times to the accuracy of the representations and warranties on the part of the Company herein and to the accuracy of the statements of the Company’s officers made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed and to the following additional conditions precedent:

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          (a) LEGAL OPINIONS. At the Commencement Date and at each Settlement Date or Guaranteed Notes Settlement Date, as the case may be, with respect to any applicable Terms Agreement, if called for by such Terms Agreement, the Agents shall have received the following documents:

          (i) OPINION OF COMPANY COUNSEL. The opinion of the Senior Counsel, Corporate Treasury of the Company, or other counsel satisfactory to such Agent(s), dated as of such Commencement Date or Settlement Date or Guaranteed Notes Settlement Date, as the case may be, in form and substance satisfactory to the Agents and counsel for the Agents, to the effect that:

(A) The Company has been duly incorporated and is validly existing under the laws of the State of Delaware.

(B) The Company is duly qualified to transact business and is in good standing in the jurisdictions in which the conduct of its business or the ownership of its property requires such qualification.

          (C) The Indenture has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability. The Indenture has been qualified under the 1939 Act.

          (D) [For Commencement Date only: When authorized] [For Settlement Dates or Guaranteed Notes Settlement Dates: The Notes have been authorized], executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by any purchaser of Notes sold through an Agent as agent or any Agent as principal pursuant to the applicable Terms Agreement, would be valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms (subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability) and would entitle the holders thereof to the benefits of the Indenture.

          (E) This Agreement (and, if the opinion is being given pursuant to Section 6(c) hereof as a result of the Company’s having entered into a Terms Agreement requiring such opinion, the applicable Terms Agreement) has been duly authorized, executed and delivered by the Company.

          (F) Neither the execution and delivery of this Agreement nor the issuance and sale of the Notes by the Company as provided herein will (i) contravene the certificate of incorporation or by-laws of the Company or (ii) result in any violation of any of (A) the terms or provisions of any law, rule or regulation that in such counsel’s experience is normally applicable to general

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business corporations in relation to transactions of the type contemplated by the Agreement (other than with respect to applicable securities or Blue Sky laws, as to which such counsel need not express any opinion) or (B) the terms of any material indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

          (G) The statements contained in the Prospectus under the captions “Description of Notes”, “Description of Debt Securities” and “Plan of Distribution,” insofar as such statements purport to summarize certain provisions of documents (or provisions thereof) or statutes (or provisions thereof) referred to therein, fairly present the matters referred to therein.

          (H) Each document incorporated by reference in the Prospectus which was filed pursuant to the 1934 Act (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which such counsel need not express any opinion) complied when so filed as to form in all material respects with the 1934 Act and the applicable rules and regulations of the Commission thereunder.

          (I) The Registration Statement is effective under the 1933 Act and, to the best of such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (J) The Registration Statement at the Effective Time and the Prospectus and any supplements and amendments thereto as of their respective effective or issue dates (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Notes, as to which, in each case, such counsel need express no opinion) comply as to form in all material respects with the 1933 Act and the applicable rules and regulations of the Commission thereunder.

          (K) [For Commencement Date and Settlement Dates only] Nothing has come to such counsel’s attention that would lead such counsel to believe that (except for the financial statements and schedules and other financial and statistical material contained or incorporated by reference therein or omitted therefrom, as to which counsel need not express any belief) (i) each part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing prior to the time of issuance of this opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, [and] (ii) [For Settlement Dates only: the Pricing Disclosure Material included as of the Pricing Effective Time for the Notes to be sold pursuant to the applicable Terms Agreement], and the Prospectus included as of the Commencement Date [For Settlement Dates only: and as of the

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date of the Pricing Supplement relating to the Notes to be sold pursuant to the applicable Terms Agreement and the settlement date as the case may be,] any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (L) [For Commencement Date and Guaranteed Notes Settlement Dates only] The Eligible Entity Designation Agreement dated November 12, 2008 among the FDIC, the Company and GE has been duly authorized, executed and delivered by the Company and GE and is a valid and binding agreement of the Company and GE, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

          (M) [For Commencement Date and Guaranteed Notes Settlement Dates only] The execution and delivery of the Master Agreement dated December 1, 2008 between the Company and the FDIC (the “Master Agreement”) by the Company will not (i) contravene the certificate of incorporation or by laws of the Company or (ii) result in any violation of any of (A) the terms or provisions of any law, rule or regulation that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Master Agreement (other than with respect to applicable securities or Blue Sky laws, as to which such counsel need not express any opinion) or (B) the terms of any material indenture, mortgage or other agreement or instrument known to such counsel by which the Company or any of its subsidiaries is bound.

          (N) [For Commencement Date and Guaranteed Notes Settlement Dates only] The Master Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

          (O) [For Commencement Date and Guaranteed Notes Settlement Dates only] The Fifth Supplemental Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.

          (ii) OPINION OF COUNSEL TO THE COMPANY. The opinion of Gibson, Dunn & Crutcher LLP, counsel to the Company, dated as of the Commencement Date and such Guaranteed Notes Settlement Date with respect to any Terms Agreement, if

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called for by such Terms Agreement, in form and substance satisfactory to the Agents, counsel for the Agents and the Company, to the effect that:

          (A) Insofar as the statements in the Prospectus under the caption “FDIC Guarantee under the Temporary Liquidity Guarantee Program” constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the 1933 Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses.

          (B) [For opinions delivered as of a Guaranteed Notes Settlement Date only:] When authenticated in accordance with the provisions of the Indenture and paid for by the Agents in accordance with the terms of this Agreement, the Notes will constitute “Senior Unsecured Debt,” as defined in Section 370.2(e)(1)(ii) of the TLGP Rule.

          (iii) OPINION OF TAX COUNSEL TO THE COMPANY. The opinion of Tax Counsel of the Company, Cleary Gottlieb Steen & Hamilton LLP or other tax counsel satisfactory to such Agent(s) dated as of such Commencement Date or Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, confirming the accuracy of the disclosure set forth under the caption “United States Tax Considerations” in the Prospectus.

          (iv) OPINION OF COUNSEL TO THE AGENTS. The opinion of Davis Polk & Wardwell, counsel to the Agents, dated as of such Commencement Date or Settlement Date or Guaranteed Notes Settlement Date, as the case may be, covering the matters referred to in subparagraph (i) under the subheadings (A), (C), (D), (E), (G) and (I) and except on a Settlement Date paragraph (ii)(A) and to the following effect except on a Guaranteed Notes Settlement Date (with appropriate modifications to reflect whether an opinion is given at the Commencement Date or the Settlement Date) (x) the Registration Statement and the Prospectus and any supplements and amendments thereto (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom and except for supplements and amendments relating only to securities other than the Notes, as to which such counsel need express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder, and (y) nothing has come to the attention of such counsel that causes such counsel to believe that insofar as relevant to the offering of the Notes, (except for the financial statements and schedules and other financial and statistical material included therein or omitted therefrom, as to which counsel need not express any belief) any part of the Registration Statement at the time it became effective, and if an amendment to the Registration Statement has been filed by the Company with the Commission subsequent to such date, at the time of the most recent such filing, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Pricing Disclosure Material contained as of the Pricing Effective Time for the Notes to be sold pursuant to the applicable Terms Agreement, and the Prospectus contained, as

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of the Commencement Date and the date of the Pricing Supplement relating to the Notes to be sold pursuant to the applicable Terms Agreement, as the case may be, or on the Settlement Date contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (v) In rendering the opinion referred to in subparagraph (i) above, such counsel may state that with respect to (J) and (K) of subparagraph (i), such counsel’s opinion and belief are based upon his participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (including documents incorporated by reference) and review and discussion of the contents thereof, but are without independent check or verification except as stated therein. In rendering the opinion referred to in paragraph (ii)(A), such counsel may state that such counsel expresses no opinion as to any statements in the Pricing Disclosure Material or the Prospectus as to (i) whether the guarantee of the FDIC under the TLG Program applicable to the Notes is backed by the full faith and credit of the United States or (ii) whether the FDIC has the authority to promulgate and issue the TLGP Rule or guarantee the Notes and that they have assumed the accuracy of the representations and warranties as to matters of fact, and the compliance with the covenants, of the Company and the Agents contained in the Terms Agreements and the U.S. Distribution Agreement and such further matters as set forth in the officer’s certificates of the Company delivered on the date thereof. In rendering the opinion referred to in subparagraph (iv) above, such counsel may state that with respect to (x) and (y) of subparagraph (iv) above, such counsel’s opinion and belief are based upon their participation in the preparation of the Registration Statement, the Pricing Disclosure Material and the Prospectus and any amendments and supplements thereto (other than documents incorporated by reference) and upon their review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification except as stated therein. In rendering the opinions referred to in subparagraphs (i) and (iv) above, such counsel may state that with respect to (D) and (E) of subparagraph (i) above, such counsels’ opinions, insofar as such opinions relate to enforceability, are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and to the effect of general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).

          (b) OFFICER’S CERTIFICATE. At the Commencement Date and at each Settlement Date or Guaranteed Notes Settlement Date with respect to any Terms Agreement, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and there shall have been no material adverse change in the condition of the Company and its consolidated affiliates, taken as a whole, from that set forth in the Registration Statement and the Prospectus (excluding any amendments or supplements to the Prospectus since the relevant Pricing Effective Time, if any); and the Agents shall have received on the Commencement Date and, if called for by the applicable Terms Agreement, at each Settlement Date or Guaranteed Notes Settlement Date a certificate in the form of Exhibit D hereto, dated the Commencement Date or such Settlement Date or Guaranteed Notes Settlement Date and signed by an executive

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officer of the Company, to the foregoing effect. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

          (c) COMFORT LETTER. The Agents shall have received at the Commencement Date and at each Settlement Date with respect to any Terms Agreement, if called for by such Terms Agreement, a letter from KPMG LLP, independent public accountants, dated as of the Commencement Date or such Settlement Date, in form and substance satisfactory to the Agents, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus.

          (d) OTHER DOCUMENTS. On the Commencement Date and at each Settlement Date or Guaranteed Notes Settlement Date, as the case may be, with respect to any applicable Terms Agreement, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agents and to counsel to the Agents.

          If any condition specified in this Section shall not have been fulfilled as of the relevant date required, this Agreement and any Terms Agreement may be terminated as to any Agent by notice by such Agent to the Company at any time at or prior to the Commencement Date or the applicable Settlement Date or Guaranteed Notes Settlement Date, as the case may be, and such termination shall be without liability of any party to any other party, except that the covenants set forth in Section 3(f) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

          SECTION 6. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that:

          (a) REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. (i) Each acceptance by it of an offer for the purchase of Notes, and each sale of Notes to any Agent pursuant to a Terms Agreement, shall be deemed to be an affirmation that the representations and warranties of the Company contained in Section 1(a) or 1(b), as the case may be, of this Agreement and in any certificate theretofore delivered to the Agents pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent, or to the Agents, of the Note or Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended and supplemented to each such time);

          (b) SUBSEQUENT DELIVERY OF CERTIFICATES. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (except for an

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amendment or supplement limited to information as to the offering or sale of a particular tranche of Notes) or a new Registration Statement is used by the Company with respect to the Notes, and (ii) there is filed with the Commission any annual report on Form 10-K, quarterly report on Form 10-Q or periodic report on Form 8-K incorporated by reference into the Prospectus and any Agent reasonably requests, the Company shall furnish or cause to be furnished to the Agents (in the case of clause (i)), or the requesting Agent(s) (in the case of clause (ii)) promptly a certificate in form satisfactory to such Agent(s) to the effect that the statements contained in the certificates referred to in Section 5(b) hereof which were last furnished to the Agents are true and correct at the time of such amendment or supplement or filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time or the new Registration Statement, as the case may be) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 5(b), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificates or the new Registration Statement, as the case may be; provided, however, that the Company shall not be required to furnish any certificates to any Agents pursuant to this paragraph at a time when the Agents shall have suspended solicitation of purchases of Notes in their capacity as agents pursuant to instructions of the Company, if no Agent shall then hold any Notes as principal purchased under a Terms Agreement;

          (c) SUBSEQUENT DELIVERY OF LEGAL OPINIONS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented (except for an amendment or supplement limited to information as to the offering or sale of a particular tranche of Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall furnish or cause to be furnished promptly to the Agents a written opinion of the Senior Counsel, Corporate Treasury or the General Counsel, Corporate Treasury and Assistant Secretary of the Company or other counsel satisfactory to the Agents, dated the date of delivery of such opinion, in form satisfactory to the Agents, of the same tenor as the opinion referred to in Section 5(a) hereof but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion or the new Registration Statement, as the case may be, or, in lieu of such opinion, counsel last furnishing such opinion to the Agents shall furnish the Agents with a letter to the effect that the Agents may rely on such last opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance or the new Registration Statement, as the case may be); and

          (d) SUBSEQUENT DELIVERY OF COMFORT LETTERS. Each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information or a new Registration Statement is used by the Company with respect to the Notes or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information, the Company shall cause KPMG LLP promptly to furnish the Agents a letter, dated the date of filing of such amendment, supplement or document with the Commission or the date of effectiveness of such new Registration Statement, or the date of such sale, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 5(c) hereof; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include

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financial information as of and for a fiscal quarter, KPMG LLP may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless any other information included therein of an accounting, financial or statistical nature is of such a nature that, in the Agents’ reasonable judgment, such letter should cover such other information.

          SECTION 7. ADDITIONAL COVENANTS OF THE AGENTS. Each Agent agrees that:

          (a) CALCULATION AGENT. If requested by the Company and agreed by such Agent with respect to any Notes offered through such Agent as agent or to such Agent as principal, such Agent will act as Calculation Agent with respect to such Notes for all purposes. Unless otherwise agreed by the Company and the relevant Agent, the rights and obligations of the Company and such Agent shall, with respect to each instance in which such Agent is requested to so act, be governed by the Master Calculation Agent Agreement in the form attached as Exhibit C hereto.

          (b) DISCRETIONARY ACCOUNTS. It will not confirm sales of any Notes to accounts over which it exercises discretionary authority.

          (c) FREE WRITING PROSPECTUS USE. Except as otherwise agreed by the Company and specified in a Terms Agreement with respect to a particular offering of a tranche of Notes, it has not made and will not make any offer relating to the Notes that would constitute a free writing prospectus, as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus or a free writing prospectus which is not required to be filed by the Company pursuant to Rule 433 under the 1933 Act; provided, that, if so specified in the Terms Agreement or the Company shall otherwise so notify the Agents in writing, the Agent will make no offer relating to the Notes that will constitute a free writing prospectus as defined in Rule 405 under the 1933 Act, other than a Permitted Free Writing Prospectus, without the prior consent of the Company. Any such material prepared by or on behalf of such Agent will only be used if it complies in all material respects with the requirement of the 1933 Act and the 1933 Act Regulations.

          (d) SELLING RESTRICTIONS COMPLIANCE. (i) Each Agent hereby certifies that such Agent has anti-money laundering policies and procedures in place in accordance with the requirements imposed by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act) Act of 2001, Pub. L, 107-56, 115 Stat. 380 (October 26, 2001), or any rules or regulations promulgated thereunder, and will comply with legal measures administered by the Office of Foreign Assets Control of the United States Department of the Treasury. Each Agent also certifies that such Agent has implemented an anti-money laundering compliance program pursuant to NASD Rule 3011; and (ii) Each Agent will comply with all applicable laws and regulations in each country or jurisdiction outside of the United States in or from which it purchases, offers, sells or delivers Notes or has in its possession or distributes the Prospectus for such Notes or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and the Company shall have no responsibility therefor.

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          (e) FDIC GUARANTEED NOTES. The Agents hereby confirm that they have not and will not market or target any FDIC Guaranteed Notes exclusively to retail investors.

          SECTION 8. INDEMNIFICATION.

          (a) INDEMNIFICATION OF THE AGENTS. The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus (if used within the period set forth in Section 3(c) and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished in writing to the Company by any Agent expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any Preliminary Prospectus (including, without limitation, any preliminary prospectus supplement or preliminary pricing supplement), any Permitted Free Writing Prospectus, the Pricing Disclosure Material, or any Prospectus shall not inure to the benefit of any Agent from whom the person asserting any such losses, claims, damages or liabilities purchased Notes, or any person controlling such Agent, if a copy of the Pricing Disclosure Material or the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was provided (with notice that it contains additional or different material information) to such Agent by the Company sufficiently far enough in advance of the time of sale in order to enable such Agent to convey to the purchaser of the Notes and was not conveyed by or on behalf of such Agent to such person at or prior to the entry into the contract of sale of the Notes to such person pursuant to Rule 159 of the 1933 Act, and if the Pricing Disclosure Material or the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

          (b) INDEMNIFICATION OF COMPANY. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company to the same extent as the foregoing indemnity from the Company to each Agent, (i) with reference to information relating to such Agent furnished in writing by such Agent expressly for use in the Registration Statement, any Permitted Free Writing Prospectus, the Pricing Disclosure Material or the Prospectus or any amendments or supplements thereto and (ii) arising from any other free writing prospectus prepared by or on behalf of such Agent, except to the extent arising from the information furnished in writing by the Company expressly for use therein.

          (c) GENERAL. Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to participate

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therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

          SECTION 9. CONTRIBUTION. If the indemnification provided for in Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the issue and sale of the Notes, (ii) if the indemnifying party is an Agent, in such proportion as is appropriate to reflect the relative fault of such Agent on the one hand and the Company on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, or (iii) if the allocation provided by clause (i) or clause (ii) above, as the case may be, is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above or the relative fault referred to in clause (ii) above, as the case may be, but also such

23

relative fault (in cases covered by clause (i)) or such relative benefits (in cases covered by clause (ii)) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agents on the other hand shall be deemed to be in the same proportion as the total sales price received by the Company from the sale of Notes that are the subject of the claim for indemnification (before deducting expenses) bears to the total underwriting discounts and commissions received by the Agents from sales of Notes that are the subject of the claim for indemnification. The relative fault of the Company on the one hand and of the Agents on the other shall be determined by reference to, among other things, whether the untrue statement of a fact or the omission to state a fact relates to information supplied by the Company or statements made or furnished by the Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations provided for, in the respective cases, in clauses (i), (ii) and (iii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Agent shall be required to contribute any amount in excess of the amount by which the sum of (i) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which was solicited by such Agent, were sold by the Company and (ii) the total price at which any Notes, the purchase of which is the subject of the claim for indemnification and which such Agent purchased as principal and distributed to the public, were offered to the public, exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations to contribute pursuant to this Section 9 are several, in proportion to the respective amounts of Notes solicited or purchased by each of such Agents, and not joint.

          SECTION 10. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements contained in this Agreement or any Terms Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agents or any controlling person of any Agent, or by or on behalf of the Company or any controlling person of the Company, and shall survive each delivery of and payment for any of the Notes.

          SECTION 11. TERMINATION.

          (a) TERMINATION OF THIS AGREEMENT. This Agreement may be terminated as to a party for any reason, at any time by any party hereto upon the giving of 30 days’ written

24

notice of such termination to each other party hereto; provided, however, that an Agent’s termination of this Agreement shall terminate the Agreement only between itself and the Company.

          (b) TERMINATION OF A TERMS AGREEMENT. The Agent or, in the case of a syndication issue, the majority in interest of the Agents, may terminate any Terms Agreement, immediately upon notice to the Company, at any time prior to the Settlement Date or Guaranteed Notes Settlement Date relating thereto if (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by Federal authorities; or (iii) there shall have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of such Agent or a majority in interest of the Agents, as to prevent or materially impair the marketing, or enforcement of contracts for sale, of the Notes.

          (c) GENERAL. In the event of any such termination, no party will have any liability to the other parties hereto or to the other parties to any Terms Agreement so terminated, except that (i) the Agents shall be entitled to any commissions earned in accordance with the fourth paragraph of Section 2(a) hereof, (ii) if at the time of termination (a) any Agent shall own any Notes purchased pursuant to a Terms Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 3 and 6 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and (iii) the covenant set forth in Section 3(f) hereof (except that the Company shall no longer be required to comply with the provisions of Section 3(f) after it has made generally available to its security holders an earnings statement (which need not be audited) covering a twelve-month period beginning after the date of the last sale of Notes hereunder (including sales to an Agent under a Terms Agreement) which shall satisfy the provisions of Section 11(a) of the 1933 Act and the rules and regulations thereunder), the provisions of Section 4 hereof, the agreements of the Agents pursuant to Section 7 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 10 and 14 hereof shall remain in effect.

          SECTION 12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted to the address or telefax number set forth below:

Banc of America Securities LLC
Bank of America Tower
One Bryant Park
NY1-100-18-03
New York, New York 10036
Fax: (646) 855-5958
Attention: High Grade Transaction Management/Legal

25

Barclays Capital Inc.
200 Park Avenue
New York, NY 10166
Fax: (212) 412-7305
Attention: MTN Trading

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, New York 10010
Phone: (212) 325-4639
Fax: (212) 743-5338
Attention: Joseph Lance

Deutsche Bank Securities Inc.
60 Wall Street, 2nd Floor
New York, NY 10005
Phone: (212) 250-7859
Fax: (212) 797-2202
Attention: Mr. Erich Mauff

General Electric Capital Corporation
GE Capital Markets, Inc.
260 Long Ridge Road
Stamford, CT 06927
Phone: (203) 357-4000
Fax: (203) 357-4975
Attention: Senior Vice President-Corporate Treasury and Global Funding Operation

Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004
Phone: 212-902-1000
Fax: 212-902-3000
Attention: Registration Department

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich, CT 06830
Fax: (203) 873-4534
Attention: Debt Capital Markets Syndicate

26

HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Phone: (212) 525-4667
Fax: (212) 525-0238
Attention: Matthew McNeilly

J.P. Morgan Securities Inc.
270 Park Avenue, 9th Floor
New York, NY 10017
Telephone: 212-834-5737
Telecopier: 212-834-6702
Attention: Transaction Execution Group

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center, Floor 15
New York, NY 10080
Phone: (212) 449-7476
Fax: (212) 449-2234
Attention: Global Transaction Management Group

Morgan Stanley & Co. Incorporated
1585 Broadway, 29th Floor
New York, New York 10036
Phone: (212) 761-6691
Fax: (212) 507-8999
Attention: Investment Banking Division

UBS Securities LLC
800 Harbor Boulevard, 3rd Floor.
Weehawken, NJ 07086
Phone: (201) 352-7150
Fax: (201) 352-4452
Attention: Corporate Bond Trading

          SECTION 12. PARTIES. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agents and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation, except that purchasers of Notes sold by any Agent as agent shall be entitled to the benefits of Section 5

27

hereof. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

          SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          SECTION 14. RELATIONSHIP. The Company and the Agents acknowledge and agree that in connection with all aspects of each transaction contemplated by this Agreement, the Company and the Underwriters have an arms-length business relationship that creates no fiduciary duty on the part of either party and each expressly disclaims any fiduciary relationship.

[Signature page follows.]

28

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy

Name: Kathryn A. Cassidy
Title: Senior Vice President-Corporate Treasury and Global Funding Operations

CONFIRMED AND ACCEPTED, as of the date first above written:

BANC OF AMERICA SECURITIES LLC

By:	/s/ Peter J. Carbone

Name: Peter J. Carbone
Title: Vice President

BARCLAYS CAPITAL INC.

By:	/s/ Pamela Kendall

Name: Pamela Kendall
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jack D. McSpadden, Jr.

Name: Jack D. McSpadden, Jr.
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison

Name: Sharon Harrison
Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Anguel Zaprianov

Name: Anguel Zaprianov
Title: Director

By:	/s/ Robert Chesley

Name: Robert Chesley
Title: Director

GE CAPITAL MARKETS, INC.

By:	/s/ Mark S. Barber

Name: Mark S. Barber
Title: Executive Vice President

GOLDMAN, SACHS & CO.

By:	/s/ James P. Esposito

Name: James P. Esposito
Title: Managing Director

GREENWICH CAPITAL MARKETS, INC.

By:	/s/ Mark Kotasek

Name: Mark Kotasek
Title: Senior Vice President

HSBC SECURITIES (USA) LLC

By:	/s/ Maureen K. Sweeny

Name: Maureen K. Sweeny
Title: Vice President

J.P. MORGAN SECURITIES INC.

By:	/s/ Maria Sramek

Name: Maria Sramek
Title: Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Scott Primrose

Name: Scott Primrose
Title: Authorized Signatory

30

MORGAN STANLEY & CO. INCORPORATED

By:	/s/ Yurij Slyz

Name: Yurij Slyz
Title: Vice President

UBS SECURITIES LLC

By:	/s/ Scott Yeager

Name: Scott Yeager
Title: Managing Director, UBS Securities LLC

By:	/s/ Khalid Azim

Name: Khalid Azim
Title: Executive Director, Debt Capital Markets

31

EXHIBIT A

[AGGREGATE PRINCIPAL AMOUNT OF NOTES]
GENERAL ELECTRIC CAPITAL CORPORATION
GLOBAL MEDIUM-TERM NOTES
TERMS AGREEMENT

[DATE]

GENERAL ELECTRIC CAPITAL CORPORATION
3135 Easton Turnpike
Fairfield, Connecticut 06828
Attention: [Senior Vice President - Corporate Treasury
and Global Funding Operation]

Re:	U.S. DISTRIBUTION AGREEMENT (“U.S. DISTRIBUTION AGREEMENT”) DATED AS OF JANUARY 23, 2009

          Each of the Underwriters listed in Schedule I hereto (collectively, the “Agents”) agrees to purchase the principal amount of Senior Unsecured Global Medium-Term Notes, (Trade No. _____) (the “Notes”) set forth opposite its name on Schedule I hereto, having the terms described in Permitted Free Writing Prospectus attached as Schedule II hereto and as described below:

Guarantor:	[None]/[Federal Deposit Insurance Corporation]

Maturity Date:

Principal Amount:

Issue Price:

Settlement Date:

Place of Delivery: The City of New York, New York Issue Date:

Specified Currency:

Interest Rate:

Interest Payments:

Redemption at the option of the Company: None

Repayment at the option of the holder: None

Discount/Commissions:

          [Terms used but not defined herein shall have the meaning assigned to them in the U.S. Distribution Agreement. Solely with respect to the distribution of the Notes, the Underwriter is hereby appointed as an Agent under the U.S. Distribution Agreement and shall be entitled to the benefits, and subject to the obligations, of an Agent purchasing notes as principal pursuant to section 2(b) thereunder.

          To the extent that any of the underwriters listed on Schedule I are not named as Agents in the U.S. Distribution Agreement, such entities are hereby appointed agents thereunder with respect to this transaction.](1)

          The certificate referred to in Section 5(b) of the U.S. Distribution Agreement, the opinion referred to in Section 5(a)(i)[, (ii), (iii) and (iv)] of the U.S. Distribution Agreement [and the accountants’ letter referred to in Section 5(C) of the U.S. Distribution Agreement(2)] will be required.

          [[Lead Manager] will act as Calculation Agent as referred to in Section 7(b) of the U.S. Distribution Agreement.](3)

[LEAD MANAGER]

BY:

TITLE:

ACCEPTED:

GENERAL ELECTRIC CAPITAL CORPORATION

By:

[Senior Vice President - Corporate Treasury and Global Funding Operation]

(1)	To be included if the Underwriter is not a party to the U.S. Distribution Agreement.

(2)	Not to be included for any issuance of FDIC Guaranteed Notes.

(3)	To be included if it is a floating rate transaction unless a party other than the dealer acts as Calculation Agent.

SCHEDULE II

Attached Permitted Free Writing Prospectus

Number [ ]	[Date]

EXHIBIT B

GENERAL ELECTRIC CAPITAL CORPORATION

GLOBAL MEDIUM-TERM NOTES, SERIES A AND SERIES G

ADMINISTRATIVE PROCEDURES

          The Global Medium-Term Notes, Series A and Series G (the “Notes”), are to be offered on a continuous basis by General Electric Capital Corporation (the “Company”). Each of Banc of America Securities LLC, Barclays Capital Inc., Citibank Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., GE Capital Markets, Inc., Goldman, Sachs & Co., Greenwich Capital Markets, Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC (each an “Agent”) has agreed to solicit offers to purchase the Notes in registered form. The Notes are being sold pursuant to a U.S. Distribution Agreement dated as of January 23, 2009 (the “Agreement”) between the Company and the Agents. In the Agreement, each Agent has agreed to use its best efforts to solicit purchases of the Notes. Each Agent, as principal, may purchase Notes for its own account and if it does so, the Company and such Agent will enter into a terms agreement, as contemplated by the Agreement.

          The Notes are to be issued pursuant to a Third Amended and Restated Indenture dated as of February 27, 1997, between the Company and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as The Chase Manhattan Bank)), as trustee (the “Trustee”) as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001, the Third Supplemental Indenture dated as of November 22, 2002, the Fourth Supplemental Indenture dated as of August 24, 2007 and the Fifth Supplemental Indenture dated as of December 2, 2008 (the Third Amended and Restated Indenture, as supplemented, the “Indenture”). Subject to the terms and conditions of the Indenture, and unless otherwise provided, all Securities of the same series having identical terms but for authentication date and public offering price (a “Tranche”) need not be issued at the same time. Unless otherwise provided, and subject to the terms and conditions of the Indenture, a Tranche may be reopened for issuance of additional Securities in such Tranche. The Company has initially appointed the Trustee, at its corporate trust office in The City of New York, as the registrar (the “Registrar”) for the Notes. The Company has authorized the issuance of Notes to and through the Agents pursuant to the terms of this Agreement. The Notes will be issued in registered form. Notes will bear interest at a fixed rate (the “Fixed Rate Notes”), which may be zero in the case of certain original issue discount notes (the “OID Notes”), or at floating rates (the “Floating Rate Notes”). Fixed Rate Notes may (i) pay a level amount in respect of both interest and principal amortized over the life of the Notes (the “Amortizing Notes”), (ii) pay an amount in respect of principal determined by the relationship between (x) the currency base rate of a unit of the face amount currency per unit of the Indexed Currency specified on the face of such Note and (y) the spot rate (as derived in accordance with such Note) expressed in terms of a unit of the face amount currency per unit of such Indexed Currency for an amount of such Indexed Currency equal to the face amount of such Note on the Index Determination Date specified on the face of such Note (“Indexed Notes”) and (iii) provide for payment of both principal and interest to be made, at the election of the Company, in the Optional Payment Currency specified on the face of such Note at the Designated Exchange rate specified on the face thereof with certain adjustments to the payment of principal if such Note is redeemed prior to the Maturity Date or if payment thereon is accelerated (“Dual Currency Notes”). The Notes will be issued in U.S. dollars or other currencies (the “Specified Currency”). Each Note will be represented by either a Global Security (as defined below), beneficial interests in which will be recorded in book-entry systems maintained by one or more of The Depository Trust Company (“DTC”), Clearstream Banking, Société Anonyme (“Clearstream, Luxembourg”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), (a “Book-Entry Note”) or a certificate delivered to the holder thereof or a person designated by such holder (a “Certificated Note”). Each Global Security will be delivered either to the Trustee, as agent for DTC, or to a common depositary (the “Common Depositary”) for Clearstream, Luxembourg and/or Euroclear. Except in limited circumstances, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

          The Company will provide information with respect to each tranche of Notes that is listed on the Official List of the U.K. Listing Authority (the “UKLA”) and admitted to trading by the London Stock Exchange plc (the “London Stock Exchange”). Notes may be issued that will be listed, quoted and/or traded on or by other stock exchanges, competent listing authorities and/or quotation systems (such Notes, along with Notes listed on the UKLA and admitted to trading by the London Stock Exchange, “Listed Notes”) in each case in accordance with the listing rules (as the same may be amended from time to time) of such stock exchange, competent listing authority and/or quotation system (the “Listing Rules”). Notes may also be issued that will not be listed quoted and/or traded on or by any stock exchange, competent listing authority and/or quotation system.

          Book-Entry Notes will be issued in accordance with the administrative procedures set forth in Part I hereof, as they may subsequently be modified as the result of changes in the operating procedures of DTC, Clearstream, Luxembourg and Euroclear, as the case may be, and Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Indexed Notes and Dual Currency Notes will only be issued as Certificated Notes. Unless otherwise defined herein, terms defined in the Indenture or the Notes shall be used herein as therein defined.

          In case of any conflict between these Administrative Procedures and the Agreement or the Indenture, the terms of the Agreement or the Indenture, respectively, shall govern.

          PART I: ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry systems maintained by DTC, Clearstream, Luxembourg and Euroclear, the Trustee will perform the custodial, document control and administrative functions described below, including, (1) in the case of Book-Entry Notes held through DTC (“DTC Book-Entry Notes”), in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC, dated as of November 24, 2008 (the “Letter of Representations”), and its obligations as a participant in DTC and (2) in the case of Notes held through Clearstream, Luxembourg and/or Euroclear, in its capacity as Common Depositary.

Issuance:

On any date of settlement (as defined under “Settlement” below) for one or more Book-Entry Notes, the Company will issue a single global security in fully registered form without coupons (a “Global Security”) representing all such Notes that have the same Purchase Price, Settlement Date, Maturity Date, redemption or repayment provisions, Interest Payment Dates, Original Issue Date, original issue discount provisions (if any), and, in the case of Fixed Rate Notes, Interest Rate, modified payment upon acceleration (if any), amortization schedule (if any) or, in the case of Floating Rate Notes, Initial Interest Rate, Interest Payment Dates, Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Alternative Rate Event Spread (if any), Minimum Interest Rate (if any) and Maximum Interest Rate (if any) and, in each case, any other relevant terms (collectively “Terms”). If DTC Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $500,000,000 aggregate principal amount of such DTC Book-Entry Notes and an additional Global Security will be issued to represent any remaining principal amount of such DTC Book-Entry Notes. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an “Interest Accrual Date,” which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent any Certificated Note.

Identification Numbers:

DTC Book-Entry Notes. The Company has arranged with the CUSIP Service Bureau of Standard & Poor’s Corporation (the “CUSIP Service Bureau”) for the reservation of a series of approximately 900 CUSIP numbers (including tranche numbers) for assignment to the Global Securities representing the DTC Book-Entry Notes. The Company has obtained from the CUSIP Service Bureau a written list of each series of reserved CUSIP numbers and has delivered to the Trustee and DTC the written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. At anytime when fewer than 100 of the reserved CUSIP numbers of either series remain unassigned to Global Securities, the Trustee shall so advise the Company and, if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing DTC Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver a list of such additional CUSIP numbers to the Trustee and DTC.

Other Book-Entry Notes. The Trustee will telephone each of Clearstream, Luxembourg and Euroclear with a request for an ISIN number and Common Code for the Book-Entry Notes represented by each Global Security deposited with the Common Depositary in accordance with Settlement Procedure “B” below.

Registration:

Each Global Security will be registered either, in the case of Notes to be held through DTC, in the name of Cede & Co., as nominee for DTC, or, in the case of Notes to be held through Clearstream, Luxembourg and/or Euroclear, in the name of The Bank of New York Depository (Nominees) Limited (or such other entity designated by the Common Depositary), as nominee for the Common Depositary, in each case on the security register maintained under the Indenture. The beneficial owner of a Book-Entry Note (or one or more indirect participants in the relevant clearing system designated by such owner) will designate one or more participants in DTC, Clearstream, Luxembourg or Euroclear, as the case may be (the “Participants”), to act as agent or agents for such owner with respect to such Note in connection with the book-entry system maintained by such clearing system, and such clearing system will record in book-entry form, in accordance with instructions provided by each such Participant, a credit balance with respect to such beneficial owner in such Note in the account of such Participants. The ownership interest of such beneficial owner in such Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in such clearing system.

Transfers:

Transfers of a Book-Entry Note will be accompanied by book entries made by the relevant clearing system and, in turn, by Participants (and in certain cases, one or more indirect participants) acting on behalf of beneficial transferors and transferees of such Note.

Exchanges:

The Trustee may deliver to the relevant clearing system and, in the case of DTC Book-Entry Notes, the CUSIP Service Bureau at any time a written notice of consolidation specifying (i) the CUSIP numbers, ISIN numbers and Common Codes of two or more Outstanding Global Securities that represent Book-Entry Notes having the same Terms and for which interest has been paid to the same date, (ii) a date, occurring at least thirty days after such written notice is delivered and at least thirty days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number and/or ISIN number or Common Code to be assigned to such replacement Global Security. Upon receipt of such a notice, each relevant clearing system will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, in the case of DTC Book-Entry Notes, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and/or ISIN number or Common Code and a new Interest Accrual Date, and the CUSIP numbers, if any, of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, in the case of Global Securities registered in the name of Cede & Co., if the Global Securities to be exchanged exceed U.S. $500,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each U.S. $500,000,000 principal amount of the exchanged Global Security and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see “Denominations” below).

Maturities:	Each Book-Entry Note will mature on a date from nine months to 60 years from its date of issue.

Notice of Redemption and Repayment Dates:

The Trustee will give notice prior to each redemption date or repayment date (as specified in the Note), if any, (1) in the case of Notes held through DTC, to DTC at the time and in the manner set forth in the Letter of Representations; (2) in the case of Notes held through Clearstream, Luxembourg and/or Euroclear, to Clearstream, Luxembourg and/or Euroclear through the Common Depositary at the time and in the manner specified by such clearing systems from time to time; and (3) in the case of Listed Notes, at the time and in the manner specified in the relevant Listing Rules.

Denominations:

Book-Entry Notes will be issued in minimum principal amounts of U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, unless otherwise specified in the applicable Pricing Supplement. Global Securities representing DTC Book-Entry Notes will be issued in principal amounts not in excess of U.S. $500,000,000. If DTC Book-Entry Notes having an aggregate principal amount in excess of U.S. $500,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $500,000,000 principal amount of such DTC Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such DTC Book-Entry Note or Notes. In such a case, each of the Global Securities representing such DTC Book-Entry Note or Notes shall be assigned the same CUSIP number.

Interest:

General. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes that reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the maturity date or the date of redemption or repayment, as the case may be. Interest payable at the maturity or upon redemption or repayment of a Book-Entry Note will be payable to the person to whom the principal of such Note is payable. In the case of DTC Book-Entry Notes, Standard & Poor’s Corporation will use the information received in the pending deposit message described under Settlement Procedure “C” below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor’s Corporation.

Record Dates. Unless otherwise specified in the applicable Pricing Supplement, the Record Date with respect to any Interest Payment Date shall be the close of business on the fifteenth calendar day (whether or not a Business Day) immediately preceding such Interest Payment Date.

Fixed Rate Book-Entry Notes. Unless otherwise specified in the applicable Pricing Supplement, interest payments on Fixed Rate Book-Entry Notes, other than Amortizing Notes, will be made semiannually on March 15 and September 15 of each year, (or, if so indicated in such Note, annually on September 15 of each year) and at maturity or upon any earlier redemption or repayment and Book Entry Amortizing Notes will pay principal and interest semiannually each March 15 and September 15, or quarterly each March 15, June 15, September 15, and December 15, and at maturity (or any redemption or repayment date); provided, however, that in the case of a Fixed Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Floating Rate Book-Entry Notes. Interest payments will be made on Floating Rate Book-Entry Notes monthly, quarterly, semiannually or annually. Unless otherwise agreed upon, interest will be payable, in the case of Floating Rate Book-Entry Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to Settlement Procedure “A” below; in the case of Notes with a quarterly Interest Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided however, that if an Interest Payment Date for Floating Rate Book-Entry Notes (other than an Interest Payment Date that falls on a Maturity Date or a redemption or repayment date) would otherwise be a day that is not a Business Day with respect to such Floating Rate Book-Entry Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Book-Entry Notes, except in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Book-Entry Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Notice of Interest Payment and Record Dates. On the first Business Day of January, April, July and October of each year, the Trustee will deliver to the Company and DTC a written list of Record Dates and Interest Payment Dates that will occur with respect to DTC Book-Entry Notes during the six-month period beginning on such first Business Day.

Calculation of Interest:

Fixed Rate Book-Entry Notes. Interest on Fixed Rate Book-Entry Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months unless otherwise specified in the applicable pricing supplement.

Floating Rate Book-Entry Notes. Interest rates on Floating Rate Book-Entry Notes will be determined as set forth in the form of Notes. Interest on Floating Rate Book-Entry Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year unless otherwise specified in the applicable pricing supplement.

Payments of Principal and Interest:

Payments of Interest. Not later than three days prior to the Interest Payment Date, the Trustee or the Common Depositary, as applicable, will deliver to the Company and the relevant clearing systems a written notice specifying by CUSIP number and/or ISIN number or Common Code the amount of interest to be paid on each Global Security other than an Amortizing Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with maturity or any earlier redemption or repayment date) and the total of such amounts. In the case of DTC Book-Entry Notes, DTC will confirm the amount payable on each such Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s Corporation. In the case of Amortizing Notes that are DTC Book-Entry Notes, the Trustee will provide separate written notice to DTC prior to each Interest Payment Date at the time and in the manner set forth in the Letter of Representations. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (and, in the case of an Amortizing Note, principal and interest) (other than at maturity), and the Trustee will pay the appropriate amounts to DTC and to, or to the order of, the Common Depositary based on their respective holdings of the related Global Securities at the times and in the manner set forth below under “Manner of Payment.” If any Interest Payment Date for a Fixed Rate Book-Entry Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Interest Payment Date.

Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Trustee will deliver to the Company and the relevant clearing systems a written list of principal and interest to be paid on each Global Security other than an Amortizing Note maturing either at maturity or on a redemption or repayment date in the following month. The Company and, in the case of DTC Book-Entry Notes, DTC, will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity Date or redemption or repayment date of such Global Security. In the case of Amortizing Notes that are DTC Book-Entry Notes, the Trustee will provide separate written notice to DTC prior to the Maturity Date and any redemption or repayment date, as the case may be, at the times and in the manner set forth in the Letter of Representations. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity Date or redemption or repayment date. The Trustee will pay the appropriate amounts to DTC and to, or to the order of, the Common Depositary based on their respective holdings of the related Global Securities at the times and in the manner set forth below under “Manner of Payment.” If any Maturity Date or redemption or repayment date of a Global Security representing Book-Entry Notes is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with respect to such Note (and no interest shall accrue for the intervening period), except that, in the case of Book-Entry LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date or redemption or repayment date shall be the immediately preceding day that is a Business Day with respect to such Book-Entry LIBOR Note. Promptly after payment to DTC or to, or to the order of, the Common Depositary, as the case may be, of the principal and interest due on the Maturity Date or redemption or repayment date of such Global Security, the Trustee will cancel such Global Security in accordance with the terms of the Indenture and deliver it to the Company with a certificate of cancellation.

Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for immediate use by the Trustee not later than 9:30 A.M. (local time) on such date. Payment shall be made prior to 10:00 A.M. (local time) or as soon thereafter as practicable, on each Maturity Date or redemption or repayment date or, if either such date is not a Business Day, as soon as possible thereafter, and the Trustee will pay by separate wire transfer to, or to the order of, the Common Depositary or to DTC, as the case may be (in the case of payments to DTC, using Fed wire message entry instructions in a form previously specified by DTC to an account at the Federal Reserve Bank of New York previously specified by DTC), in funds available for immediate use by the Common Depositary or DTC, as the case may be, each payment of principal (together with interest thereon) due on Global Securities on any Maturity Date or redemption or repayment date. On each Interest Payment Date or, if any such date is not a Business Day, as soon as possible thereafter, interest payments and, in the case of Amortizing Notes, interest and principal payments shall be made to, or to the order of, the Common Depositary or to DTC, as the case may be, in same day funds in accordance with existing arrangements between the Trustee, the Common Depositary and DTC. Thereafter, on each such date (i) the Common Depositary will credit, or procure the credit to, the accounts of Clearstream, Luxembourg and Euroclear, in accordance with their respective operating procedures then in effect, the proportionate amounts in funds available for immediate use attributable to the respective holdings of their Participants of the Book-Entry Notes represented by such Global Securities and (ii) DTC will pay, in accordance with its operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names the DTC Book-Entry Notes represented by such Global Securities are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any responsibility or liability for the payment by the Common Depositary (or the Trustee acting on its behalf) or DTC to such Participants of the principal of and interest on the Book-Entry Notes.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC, Clearstream, Luxembourg or Euroclear, as the case may be, or other person responsible for forwarding payments directly to the beneficial owner of such Note.

Preparation of Pricing Supplement:

If any order to purchase a Book-Entry Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement or final terms (hereinafter, each a “Pricing Supplement”) reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Act, and, (i) in the case of Notes to be listed on the UKLA and admitted to trading by the London Stock Exchange, will file a prospectus complying with Directive 2003/71/EC (the “Prospectus Directive”) incorporating such Pricing Supplement with the London Stock Exchange or (ii) in the case of other Listed Notes, in accordance with the relevant Listing Rules, will deliver the number of copies of such Pricing Supplement (or other offering document conforming to and in compliance with applicable rules and regulations) to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note. In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute “settlement” with respect to such Note. All orders accepted by the Company will be settled on the fifth Business Day pursuant to the timetable for settlement set forth below unless the Company and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement Procedures:	Settlement Procedures with regard to each Book-Entry Note sold by the Company to or through an Agent shall be as follows:

	A.	The relevant Agent will advise the Company by telephone that such Note is a Book-Entry Note and of the following settlement information:

		1.	Principal amount, Specified Currency and Series.

		2.	Maturity Date.

3.

In the case of a Fixed Rate Book-Entry Note, the Interest Rate, the applicability of Annual Interest Payments and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Book-Entry Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Initial Interest Reset Date, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any) and the Alternate Rate Event Spread (if any).

4.	Redemption or repayment provisions, if any.

5.	Settlement date and time.

6.	Price.

7.	Agent’s commission, if any, determined as provided in the Agreement.

8.

Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

9.	Whether such Note is to be a Listed Note and, if so, the stock exchange, competent listing authority and/or quotation system on or by which it is to be listed, quoted and/or traded.

10.	Whether such Book-Entry Note is to be registered in the name of a nominee of DTC or a nominee of the Common Depositary.

11.	Whether the Notes are senior notes or subordinated notes.

12.	Any other applicable Terms.

B.

The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure “A” above. In the case of DTC Book-Entry Notes, the Trustee will assign a CUSIP number to the Global Security representing such Note and will notify the Company and the Agent of such CUSIP number by telephone as soon as practicable. In the case of other Book-Entry Notes, the Trustee will telephone each of Clearstream, Luxembourg and Euroclear with a request for an ISIN number and Common Code for the Book-Entry Notes represented by each Global Security deposited with the Common Depositary and will notify the Company and the Agent of such ISIN number and Common Code by telephone as soon as practicable.

C.

If such Note is a DTC Book-Entry Note, the Trustee will enter a pending deposit message through DTC’s Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor’s Corporation:

	1.	The information set forth in Settlement Procedure “A”.

2.

The Initial Interest Payment Date for such Note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Notes, shall be the Record Date as defined in the Note) and, if known, amount of interest payable on such Initial Interest Payment Date.

	3.	The CUSIP number of the Global Security representing such Note, together with any corresponding Clearstream, Luxembourg and/or Euroclear ISIN and Common Code numbers.

	4.	Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

	5.	Whether such Note is an Amortizing Note (by an appropriate notation in the comments field of DTC’s Participant Terminal System).

	6.	The number of Participant accounts to be maintained by DTC on behalf of the Agents and the Trustee.

D.	The Trustee will complete and authenticate the Global Security representing such Note.

E.	DTC Book-Entry Notes. DTC will credit such Note to the Trustee’s participant account at DTC.

Other Book-Entry Notes. The Trustee will give instructions to Clearstream, Luxembourg and Euroclear to credit the respective amounts of Notes represented by such Global Security and held initially by such clearing system to the distribution account of the Trustee in each clearing system.

F.

DTC Book-Entry Notes. The Trustee will enter a deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Note to the Trustee’s participant account and credit such Note to the relevant Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Trustee’s settlement account for an amount equal to the price of such Note less such Agent’s commission, if any. The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that the Global Security representing such DTC Book-Entry Note has been issued and authenticated.

Other Book-Entry Notes. At settlement, the Trustee will instruct Clearstream, Luxembourg and Euroclear to debit, on the settlement date, from the distribution account of the Trustee in such clearing system, the principal amount of Notes with respect to which the Agent has solicited an offer to purchase and to credit, on the settlement date, such principal amount to the account of the Agent with the relevant clearing system against payment of the purchase price of such Notes.

G.

In the case of DTC Book-Entry Notes, unless the relevant Agent purchased such Note as principal, such Agent will enter a deliver order through DTC’s Participant Terminal System instructing DTC (i) to debit such Note to such Agent’s participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H.

In the case of DTC Book-Entry Notes, transfers of funds in accordance with deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with operating procedures in effect on the settlement date.

I.

The Trustee will credit to the account of the Company maintained in the Specified Currency and notified to the Trustee from time to time in writing, in funds available for immediate use, the amount transferred to the Trustee in accordance with Settlement Procedure “F”.

J.

Unless the relevant Agent purchased such Note as principal, such Agent will confirm the purchase of such Note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC’s institutional delivery system or by mailing a written confirmation to such purchaser.

K.	Monthly, the Trustee will send to the Company a statement setting forth the principal amount of Notes outstanding as of that date under the

Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

For sales by the Company of Book-Entry Notes to or through an Agent for settlement on the first Business Day after the sale date, Settlement Procedures “A” through “J” set forth above shall be completed as soon as possible but not later than the respective times (New York City time in the case of DTC Book-Entry Notes; local time in the case of any other Book-Entry Notes) set forth below:

Settlement Procedure	Time

A.	11:00 A.M. on the sale date
B.	12:00 Noon on the sale date
C.	2:00 P.M. on the sale date
D.	9:00 A.M. on settlement date
E.	10:00 A.M. on settlement date
F.	2:00 P.M. on settlement date
G.	2:00 P.M. on settlement date
H.	4:45 P.M. on settlement date
I-J	5:00 P.M. on settlement date

If a sale is to be settled more than one Business Day after the sale date, Settlement Procedures “A”, “B” and “C” shall be completed as soon as practicable but no later than 11:00 A.M., 12 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedure “B” and “C” shall be completed as soon as such rate has been determined but no later than 12 Noon and 2:00 P.M., respectively, on the second Business Day before the settlement date. In the case of Book-Entry Notes other than DTC Book-Entry Notes, Settlement Procedure “D”, “E” and “F” shall be completed at the corresponding times on the Business Day before the settlement date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fed wire closing deadlines and in the other events specified in the operating procedures in effect on the settlement date. In the case of Book-Entry Notes, other than DTC Book-Entry Notes, in a Specified Currency other than U.S. dollars where same day settlement is ordinarily not possible, Settlement Procedure “I” shall be completed at the corresponding time on the Business Day before the settlement date. In the case of DTC Book-Entry Notes, if settlement of a Book-Entry Note is rescheduled or cancelled, the Trustee, after receiving notice from the Company or the Agent, will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled settlement date.

Failure to Settle:

DTC Book-Entry Notes. If the Trustee fails to enter a deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure “F”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee’s participant account, provided that the Trustee’s participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security “cancelled,” make appropriate entries in the Trustee’s records and send such cancelled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be cancelled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter deliver orders through DTC’s Participant Terminal System reversing the orders entered pursuant to Settlement Procedures “F” and “G”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its operating procedures then in effect.

In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedures “D” and “F”, for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.

Other Book-Entry Notes. If the Agent shall have advanced its own funds for payment against subsequent receipt of funds from a purchaser and such purchaser shall fail to make payment for a Note, the Agent will promptly notify the Company, the Trustee, the Common Depositary, Clearstream, Luxembourg and Euroclear, in each case by telephone, promptly confirmed in writing (but no later than the next Business Day). In such event, the Company shall promptly instruct the Trustee to cancel such purchaser’s interest in the Global Security representing such Note. Upon confirmation from the Trustee in writing (which may be given by telex or telecopy) that the Trustee has cancelled such purchaser’s interest in the Global Security and confirmation from the Agent in writing (which may be given by telex or telecopy) that the Agent has not received payment from such purchaser for the Note, the Company will promptly pay to the Agent an amount in immediately available funds equal to the amount previously paid by the Agent in respect of such Note. Such payment will be made on the settlement date, if possible, and in any event not later than 12:00 Noon (local time) on the Business Day following the settlement date. The Trustee, Common Depositary, Clearstream, Luxembourg and Euroclear will make or cause to be made such revisions or notations to the Global Security and their other records as are necessary to reflect the cancellation of such portion of the Global Security.

Notice of Issuance to the London Stock Exchange:

The Company will provide information with respect to each tranche of Notes to be listed on the UKLA and admitted to trading by the London Stock Exchange to such Exchange and will advise the Trustee in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the London Stock Exchange, the Agent will provide the Company with secondary market information regarding any tranche of Notes listed on the UKLA and admitted to trading by the London Stock Exchange and the Company will provide such information to the London Stock Exchange.

PART II: ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

          The Trustee will serve as registrar in connection with the Certificated Notes.

Issuance:

Each Certificated Note will be dated and issued as of the date of its authentication by the Trustee. Each Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note (or any portion thereof), its original issuance date (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated Note or in lieu of a destroyed, lost or stolen Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated Note.

Registration:	Certificated Notes will be issued only in fully registered form without coupons.

Transfers and Exchanges:

A Certificated Note may be presented for transfer or exchange at the corporate trust office of the Trustee. Certificated Notes will be exchangeable for other Certificated Notes having identical terms but different denominations without service charge. Certificated Notes will not be exchangeable for Book-Entry Notes.

Maturities:	Each Certificated Note will mature on a date from nine months to 60 years from its date of issue.

Currency:

The currency denomination with respect to any Certificated Note and the payment of interest and the repayment of principal with respect to any such Certificated Note shall be as set forth therein and in the applicable Pricing Supplement.

Denominations:

The denomination of any Certificated Note will be a minimum of 100,000 units of the Specified Currency or an integral multiple of 1,000 units of such Specified Currency in excess thereof, unless otherwise specified in the applicable Pricing Supplement.

Interest:

General. Interest on each Certificated Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent date to which interest has been paid for all subsequent interest periods. Each payment of interest on a Certificated Note will include interest accrued to but excluding the Interest Payment Date; provided that in the case of Floating Rate Notes which reset daily or weekly, interest payments will include interest accrued to and including the Record Date immediately preceding the Interest Payment Date, except that at maturity or earlier redemption or repayment, the interest payable will include interest accrued to, but excluding, the Maturity Date or the date of redemption or repayment, as the case may be.

Fixed Rate Certificated Notes. Unless otherwise specified pursuant to Settlement Procedure “A” below, interest payments on Fixed Rate Certificated Notes, other than Amortizing Notes, will be made semiannually on March 15 and September 15 of each year (or, if so indicated in such Note, annually on

September 15 of each year) and at maturity or upon any earlier redemption or repayment and Certified Amortizing Notes will pay principal and interest semiannually each March 15 and September 15, or quarterly each March 15, June 15, September 15, and December 15, and at maturity or upon any earlier redemption or repayment; provided, however, that in the case of Certificated Fixed Rate Notes issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Floating Rate Certificated Notes. Interest payments will be made on Floating Rate Certificated Notes monthly, quarterly, semiannually or annually. Interest will be payable, in the case of Floating Rate Certificated Notes with a daily, weekly or monthly Interest Reset Date, on the third Wednesday of each month or on the third Wednesday of March, June, September and December, as specified pursuant to settlement procedure “A” below; in the case of Notes with a quarterly interest Payment Reset Date, on the third Wednesday of March, June, September and December of each year; in the case of Notes with a semi-annual Interest Reset Date, on the third Wednesday of the two months specified pursuant to Settlement Procedure “A” below; and in the case of Notes with an annual Interest Reset Date, on the third Wednesday of the month specified pursuant to Settlement Procedure “A” below; provided, however, that if an Interest Payment Date for Floating Rate Certificated Notes (other than an Interest Payment Date that falls on a Maturity Date or a redemption or repayment date) would otherwise be a day that is not a Business Day with respect to such Floating Rate Certificated Notes, such Interest Payment Date will be the next succeeding Business Day with respect to such Floating Rate Certificated Notes, except that in the case of a LIBOR Note if such Business Day is in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day; and provided, further, that in the case of a Floating Rate Certificated Note issued between a Record Date and an Interest Payment Date, the first interest payment will be made on the Interest Payment Date following the next succeeding Record Date.

Calculation of Interest:

Fixed Rate Certificated Notes. Interest on Fixed Rate Certificated Notes (including interest for partial periods) will be calculated on the basis of a year of twelve thirty-day months unless otherwise specified in the applicable pricing supplement.

Floating Rate Certificated Notes. Interest rates on Floating Rate Certificated Notes will be determined as set forth in the form of such Notes. Interest on Floating Rate Certificated Notes will be calculated on the basis of actual days elapsed and a year of 360 days except that in the case of Treasury Rate Notes, interest will be calculated on the basis of the actual number of days in the year unless otherwise specified in the applicable pricing supplement.

Payments of Principal and Interest:

The Trustee will pay the principal amount of each Certificated Note at maturity or upon redemption or repayment upon presentation and surrender of such Note to the Trustee. Such payment, together with payment of interest due at maturity or upon redemption or repayment of such Note, will be made in funds available for immediate use by the Trustee and in turn by the holder of such Note. Certificated Notes presented for payment to the Trustee at maturity or upon redemption or repayment will be cancelled by the Trustee and delivered to the Company with a certificate of cancellation. All interest payments on a Certificated Note (other than interest due at maturity or upon redemption or repayment) will be made by check drawn on the Trustee (or another person appointed by the Trustee) and mailed by the Trustee to the person entitled thereto as provided in such Note and the Indenture; provided, however, that the holder of $5,000,000 or more of Notes having the same Interest Payment Date will be entitled to receive payment by wire transfer of immediately available funds. Following each Record Date, the Trustee will furnish the Company with a list of interest payments to be made on the following Interest Payment Date for each Certificated Note and in total for all Certificated Notes. Interest at maturity or upon redemption or repayment will be payable to the person to whom the payment of principal is payable. The Trustee will provide monthly to the Company lists of principal and interest, to the extent ascertainable, to be paid on Certificated Notes maturing or to be redeemed in the next month. The Trustee will be responsible for withholding taxes on interest paid on Certificated Notes as required by applicable law.

If any Interest Payment Date or the Maturity Date or redemption or repayment date of a Fixed Rate Certificated Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest on such payment for the period from and after such Interest Payment Date, Maturity Date or redemption or repayment date, as the case may be. If any Interest Payment Date or the Maturity Date or redemption or repayment date for any

Certificated Floating Rate Note would fall on a day that is not a Business Day with respect to such Note, such Interest Payment Date, Maturity Date or redemption or repayment date will be the following day that is a Business Day with respect to such Note (and no interest shall accrue for the intervening period), except that, in the case of a Certificated LIBOR Note, if such Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding day that is a Business Day with respect to such Certificated LIBOR Note.

Preparation of Pricing Supplement:

If any order to purchase a Certificated Note is accepted by or on behalf of the Company, the Company will prepare a pricing supplement (a “Pricing Supplement”) reflecting the terms of such Note and will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424 under the Act, and, (i) in the case of Notes to be listed on the UKLA and admitted to trading by the London Stock Exchange, will file a prospectus complying with Directive 2003/71/EC (the “Prospectus Directive”) incorporating such Pricing Supplement with the London Stock Exchange or (ii) in the case of other Listed Notes, in accordance with the relevant Listing Rules, will deliver the number of copies of such Pricing Supplement (or other offering document conforming to and in compliance with applicable rules and regulations) to the relevant Agent as such Agent shall request by the close of business on the following Business Day. The relevant Agent will cause such Pricing Supplement to be delivered to the purchaser of the Note.

In each instance that a Pricing Supplement is prepared, the Agents receiving such Pricing Supplement will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:

The receipt by the Company of immediately available funds in exchange for an authenticated Certificated Note delivered to the relevant Agent and such Agent’s delivery of such Note against receipt of immediately available funds shall constitute “settlement” with respect to such Note. All offers accepted by the Company will be settled on or before the fifth Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Company and the purchaser agree to settlement on another date.

Settlement Procedures:	Settlement Procedures with regard to each Certificated Note sold by the Company to or through an Agent shall be as follows:

	A.	The relevant Agent will advise the Company by telephone that such Note is a Certificated Note and of the following settlement information:

		1.	Name in which such Note is to be registered (“Registered Owner”).

		2.	Address of the Registered Owner and address for payment of principal and interest.

		3.	Taxpayer identification number of the Registered Owner (if available).

		4.	Principal amount and Series.

		5.	Maturity Date.

6.

In the case of a Fixed Rate Certificated Note, the Interest Rate, the applicability of Annual Interest Payments and whether such Note is an Amortizing Note and, if so, the amortization schedule, or, in the case of a Floating Rate Certificated Note, the Initial Interest Rate (if known at such time), Interest Payment Dates, Interest Payment Period, Calculation Agent, Base Rate, Index Maturity, Interest Reset Period, Interest Reset Dates, Spread or Spread Multiplier (if any), Minimum Interest Rate (if any), Maximum Interest Rate (if any), and the Alternate Rate Event Spread (if any).

		7.	Redemption or repayment provisions, if any.

		8.	Settlement date and time.

	9.	Price.

	10.	Agent’s commission, if any, determined as provided in the Agreement.

	11.	Denominations.

	12.	Specified Currency.

13.

Whether the Note is an OID Note, and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID and the applicability of Modified Payment upon Acceleration (and, if so, the Issue Price).

	14.	Whether the Note is an Indexed Note, and if it is an Indexed Note, the Indexed Currency, the Currency Base Rate and the Determination Agent.

15.

Whether the Note is a Dual Currency Note, and if it is a Dual Currency Note, the Face Amount Currency, the Optional Payment Currency, the Designated Exchange Rate, the Option Election Dates and the Option Value Calculation Agent.

	16.	Whether such Notes is to be a Listed Note and, if so, the stock exchange, competent listing authority and/or quotation system on or by which it is to be listed, quoted and/or traded.

	17.	Whether the Notes are senior notes or subordinated notes.

	18.	Any other applicable terms.

B.	The Company will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the sale date) of the information set forth in Settlement Procedure “A” above.

C.

The Company will have delivered to the Trustee a pre-printed four ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Company, the relevant Agent and the Trustee:

	1.	Note with customer confirmation.

	2.	Stub One - For the Trustee.

		3.	Stub Two - For the relevant Agent.

		4.	Stub Three - For the Company.

D.

The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the U.S. dollar account of the Company maintained at the Trustee, New York, New York (or, with respect to Notes payable in a Specified Currency other than U.S. dollars, to an account maintained at a Trustee selected by the Company notified to the relevant Agent from time to time in writing,) in funds available for immediate use, of an amount equal to the price of such Note less such Agent’s commission, if any. In the event that the instructions given by such Agent for payment to the account of the Company are revoked, the Company will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

E.

Unless the relevant Agent purchased such Note as principal, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately payable funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F.

The Trustee will send Stub Three to the Company by first-class mail. Periodically, the Trustee will also send to the Company a statement setting forth the principal amount of the Notes Outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:

For sales by the Company of Certificated Notes to or through an Agent, Settlement Procedures “A” through “F” set forth above shall be completed on or before the respective times (New York City time) set forth below:

Settlement Procedure	Time

A.	2:00 P.M. on day before settlement date
B.	3:00 P.M. on day before settlement date
C-D	2:15 P.M. on settlement date
E	3:00 P.M. on settlement date
F	5:00 P.M. on settlement date

Failure to Settle:

If a purchaser fails to accept delivery of and make payment for any Certificated Note, the relevant Agent will notify the Company and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Company will immediately wire transfer to the account of such Agent an amount equal to the amount previously credited thereto in respect of such Note. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement with the Company, then the Company will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note “cancelled,” make appropriate entries in the Trustee’s records and send such Note to the Company.

Notice of Issuance to the London Stock Exchange:

The Company will provide information with respect to each tranche of Notes to be listed on the UKLA and admitted to trading by the London Stock Exchange to such Exchange and will advise the Trustee in writing as to the effectiveness of the listing of such Notes by the close of business on the related settlement date. To the extent required by the London Stock Exchange, the Agent will provide the Company with secondary market information regarding any tranche of Notes listed on the UKLA and admitted to trading on the London Stock Exchange and the Company will provide such information to the London Stock Exchange as required under applicable rules.

EXHIBIT C

GENERAL ELECTRIC CAPITAL CORPORATION
Global Medium-Term Notes
MASTER CALCULATION AGENT AGREEMENT

          WHEREAS, General Electric Capital Corporation (the “Issuer”) has authorized the issuance of Global Medium-Term Notes (the “Notes”), due from nine months to 60 years from the date of issue, which may bear interest at either a fixed or variable rate; and

          WHEREAS, the Notes will be offered on a continuous basis inside the United States by the Issuer through certain agents named in the U.S. Distribution Agreement referred to below relating to the Notes (the “Agents”); and

          WHEREAS, the Notes are to be issued under a Third Amended and Restated Indenture, dated as of February 27, 1997, as supplemented by the First Supplemental Indenture dated as of May 3, 1999, the Second Supplemental Indenture dated as of July 2, 2001, the Third Supplemental Indenture dated as of November 22, 2002, the Fourth Supplemental Indenture, dated as of August 24, 2007 and the Fifth Supplemental Indenture, dated as of December 2, 2008, between the Issuer and The Bank of New York Mellon, as successor trustee (the “Trustee”) (as supplemented, the “Indenture”); and

          WHEREAS, the Notes are to be distributed pursuant to the terms of a U.S. Distribution Agreement, dated as of January 23, 2009 (the “U.S. Distribution Agreement”), between the Issuer and the Agents.

          NOW IT IS HEREBY AGREED that:

          1. APPOINTMENT OF AGENT. The Issuer hereby appoints any Agent requested to so act by the Issuer with respect to any Notes offered and sold by such Agent, and such Agent hereby accepts such appointment, as the Issuer’s agent for the purpose of calculating the applicable interest rate (the “Interest Rate”) as set forth in the Prospectus dated January 23, 2009, the Prospectus Supplement dated January 23, 2009 (together the “Prospectus”), and the Pricing Supplement relating to the particular tranche of Notes, dated ________, as applicable, upon the terms and subject to the conditions hereinafter set forth (the “Calculation Agent”).

          2. OBLIGATIONS OF CALCULATION AGENT. The Calculation Agent shall calculate the Interest Rate in the manner and at the times provided in the Notes, the Prospectus and the applicable Pricing Supplement. The Calculation Agent shall exercise due care to calculate such Interest Rate and shall promptly communicate the same, in writing, to the Issuer, the Trustee and the Paying Agent. The Calculation Agent shall, upon the request of any holder of any Note, provide such Interest Rate as then in effect and, if determined, as it will become effective as a result of calculations made on the most recent Interest Determination Date with respect to such Note. The Calculation Agent’s determination of any interest rate will, absent manifest error, be binding on the Issuer and the holders of the Notes.

          3. TERMS AND CONDITIONS. The Calculation Agent accepts its obligations set forth herein, upon the terms and subject to the conditions hereof, including the following, to all of which the Issuer agrees:

          (a) The Issuer agrees to indemnify the Calculation Agent for, and to hold it harmless against, any loss, liability or expense (including the costs and expenses of defending against any claim of liability) incurred by the Calculation Agent which arises out of or in connection with its acting as Calculation Agent hereunder, except such as may result from the negligence, willful misconduct or bad faith of the Calculation Agent or any of its officers or employees. The Calculation Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Calculation Agent in reliance upon (i) the written opinion of counsel or (ii) written instructions from the Issuer.

          (b) In acting under this Agreement and in connection with the Notes, the Calculation Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Notes.

          (c) The Calculation Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted to be taken or anything suffered by it in reliance upon any notice, direction, certificate, affidavit, statement or other paper, documents of communication reasonably believed by it to be genuine and to have been approved or signed by the proper party or parties.

          (d) The Calculation Agent and any of its affiliates, or any of their respective officers, managing directors, employees and shareholders, may become the owner of, or acquire an interest in, any Notes, with the same rights that it or they would have if it were not the Calculation Agent, and may engage or be interested in any financial or other transaction with the Issuer as freely as if it were not the Calculation Agent.

          (e) The Calculation Agent shall be obligated to perform such duties and only such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Calculation Agent.

          (f) Unless herein otherwise specifically provided, any order, certificate, notice, request, direction or other communication from the Issuer made or given by it under any provision of this Agreement shall be sufficient if signed by any authorized representatives of the Issuer.

          4. RESIGNATION; REMOVAL; SUCCESSOR. (a) The Calculation Agent may at any time resign as Calculation Agent by giving written notice to the Issuer of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall never be earlier than 120 days after the receipt of such notice by the Issuer, unless the Issuer agrees to accept less notice. The Calculation Agent may be removed at any time by the filing with it of any instrument in writing signed by an authorized officer of the Issuer and specifying such removal and the date when it is intended to become effective. Such resignation or removal shall take effect upon the date of the appointment by the Issuer, as hereinafter provided, of a successor Calculation Agent and the acceptance of such appointment by such successor Calculation Agent. A successor Calculation Agent shall be appointed by the Issuer by an instrument in writing signed on behalf of the Issuer and filed with the entity designated as the successor Calculation Agent. Upon the appointment of a successor Calculation Agent and acceptance by it of such appointment, the Calculation Agent so superseded shall cease to be such Calculation Agent hereunder. Upon its resignation or removal, the Calculation Agent shall be entitled to the reimbursement of all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred in connection with the services rendered by it hereunder, in either case to the effective date of such resignation or removal.

          (b) Any successor Calculation Agent appointed hereunder shall execute and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Calculation Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as such Calculation Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive, copies of any relevant records maintained by such predecessor Calculation Agent.

          (c) Any corporation into which the Calculation Agent may be merged, or any corporation other than the Calculation Agent resulting from a merger or consolidation to which the Calculation Agent shall be party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets and business shall, to the extent permitted by applicable law, be the successor Calculation Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto. Notice of any such merger, consolidation or sale shall forthwith be given to the Issuer and the Paying Agent.

          5. NOTICES. Any notice required to be given hereunder shall be delivered in person, sent by letter or telecopy or communicated by telephone (subject, in the case of communication by telephone, to confirmation dispatched within two Business Days by letter or telecopy): (a) in the case of the Issuer, to 3133 Easton Turnpike, Fairfield, Connecticut 06828 (Attention: Senior Vice President - Corporate Treasury and Global Funding Operation), Telephone No. 203-357-4000, Fax No. 203-357-4975; (b) in the case of the Trustee and the Paying Agent, to The Bank of New York Mellon, 101 Barclay Street - Floor 8W, New York, NY 10286 (Attention: Scott I. Klein, Assistance Treasurer, Global Corporate Trust), Telephone No. (212) 815-5708, Fax No. (212) 815-5704; or, in any case, to any other address to which the party receiving notice shall have notified the party giving such notice in writing. Any notice hereunder given by telecopy or letter shall be deemed to be served when, in the ordinary course of transmission or post, as the case may be, it would be received.

          6. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          7. TERMS. Terms used but not defined herein shall have the meanings assigned to them in the applicable Prospectus Supplement.

EXHIBIT D

GENERAL ELECTRIC CAPITAL CORPORATION
Executive Officer’s Certificate

          I, ____________________________, ____________________ of General Electric Capital Corporation, a Delaware corporation, (the “Company”), DO HEREBY CERTIFY pursuant to Section 5(b) of the U.S. Distribution Agreement dated as of January 23, 2009 (the “Distribution Agreement”), among the Company and the Agents named therein, relating to the Global Medium Term Notes and the related Terms Agreement dated as of __________ between the Company and [Names of Agents] that:

          The representations and warranties of the Company contained in [For Commencement Date and Settlement Dates: Section 1(a)] [For Commencement Date and Guaranteed Notes Settlement Dates: Section 1(b)] of the Distribution Agreement are true and correct on and as of the date hereof, as if made on and as of such date and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Distribution Agreement at or prior to the date hereof; and

          No stop order suspending the effectiveness of the Registration Statement is in effect, and, to the best of my knowledge, no proceedings for such purpose are pending before or threatened by the Securities and Exchange Commission; and

          There has been no material adverse change in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Pricing Disclosure Material.

Capitalized terms used in this certificate have the meanings ascribed to them in the Distribution Agreement.

IN WITNESS WHEREOF, I have signed this certificate as of this __ day of [ ], 20___.

[NAME]
[TITLE]

D-1